                                                      AMENDMENT NO. 1 TO SUBLEASE

         THIS AMENDMENT NO. 1 TO SUBLEASE AGREEMENT (this "Amendment") is dated as of the 12th day of February, 2001, by and between
IDEAMALL, INC., a Delaware corporation, formerly known as Creative Computers, Inc., a Delaware corporation ("Sublessor"), and uBID,
INC., a Delaware corporation ("Sublessee"), with reference to the following facts:

                                                            R E C I T A L S

A.       Sublessor and Sublessee entered into that certain Sublease Agreement dated as December 1, 1999, by and between Sublessor and
Sublessee (the "Original Sublease") for those certain premises consisting of approximately seventy thousand (70,000) rentable square feet, situated in that certain industrial building located at 4715 East Shelby Drive, Memphis, Tennessee 38118.  The Original
Sublease, as hereby amended, is referred to herein as the "Sublease."  Capitalized terms which are not otherwise defined in this
Amendment shall have the meanings ascribed to such terms in the Original Sublease.

B.       Pursuant to Section 21 of the Original Sublease, Sublessee has the right to use certain Systems during the term of the
Original Sublease, subject to termination as provided in the Original Sublease.

C.       Sublessor and Sublessee now desire to (i) extend the date after which either Sublessor or Sublessee may terminate
Sublessee's right to use the Systems under the Original Sublease, (ii) modify Lessee's payment obligations with respect to the Systems and (iii) set forth certain other matters of agreement between Sublessee and Sublessor.

                                                           A G R E E M E N T

         FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

1.       Systems.  As of the Effective Date (as defined below), paragraph 21 of the Original Sublease is hereby deleted and replaced in its entirety as follows:

                  "21.     Systems.

                           21.1     Right to Use Systems. During the term of this Sublease, Sublessee shall have the right to use
                  Sublessor's current inventory control and shipping systems ("Systems").  Sublessee acknowledges and agrees that its use of the Systems is on an "AS-IS" basis.  Notwithstanding the foregoing, Sublessor shall have no liability whatsoever to Sublessee for any error, act, omission, or failure associated with the Systems or the use by Sublessee thereof, unless such error, act, omission or failure is attributable to Sublessor's willful misconduct or gross negligence.  In addition, in no event shall Sublessee be entitled to any reduction in or offset to Basic Rent or
                  Additional Rent hereunder as a result of any such error, act, omission or failure or in the event Sublessee elects at any time to discontinue its use of the Systems.

                           21.2     Systems Payments.  Sublessee shall be required to make payments to Sublessor for the use of the
                  Systems on the terms and conditions set forth in this paragraph 21.2 (each a "Systems Payment" and collectively, the
                  "Systems Payments") as follows:

                                    (a)    Concurrently with the execution of this Amendment but not later than February 15, 2001,
                  Sublessee shall pay to Sublessor the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00);

                                    (b)    On or before April 1, 2001, Sublessee shall pay to Sublessor the sum of Two Hundred
                  Thousand and No/100 Dollars ($200,000.00) for use of the Systems from May 1 ,2001 through May 31, 2001; and

                                    (c)      Provided that the Sublessee's right to use the Systems has not been terminated pursuant to paragraph 21.4 below and provided that Sublessee is current on its payment obligations, then commencing on May 1,
                  2001, and continuing on the first day of each calendar month thereafter, until the earlier to occur of the expiration of the Term or the termination of Sublessee's right to use the Systems pursuant to paragraph 21.4 below,
                  Sublessee shall pay in advance to Sublessor for use of the Systems during such month the sum of Two Hundred Thousand and No/100 Dollars ($200,000.00).

                           21.3     Maintenance Costs. In addition to the System Payments, Sublessee shall pay to Sublessor,
                  Sublessee's proportional share of all cost and expense ("Maintenance Costs") necessary for the maintenance and support of the Systems, including, but not limited to Sublessor's cost for personnel to maintain the Systems, in accordance with the schedule attached hereto as Exhibit "D."  All Maintenance Costs shall be billed monthly with
                  Basic Rent and shall be payable within five (5) days of demand.  All other additional costs incurred by Sublessor as a result of Sublessee's use of the Systems, including but not limited to additional licensing fees and upgrades in software, shall be reimbursed by Sublessee, as additional rent, within five (5) days of demand by Sublessor.

                           21.4     Right to Terminate. Notwithstanding anything to the contrary contained in that certain Sublease
                  Agreement dated July 1, 1998,  between Sublessor and Sublessee (the "Prior Sublease"), Sublessor and Sublessee
                  acknowledge and agree that following June 1, 2001, either Sublessee or Sublessor shall have the right upon sixty
                  (60) days prior written notice to the other, to terminate Sublessee's right to use the Systems hereunder and (i)
                  Sublessor shall, upon such termination, have no liability whatsoever to Sublessee as a result of the same under this
                  Sublease or the Prior Sublease, (ii) this Sublease shall continue in full force and effect, and (iii) Sublessee shall not be entitled to any reduction in or offset to Basic Rent or Additional Rent due hereunder as a result of such termination.

                           21.5     No Other Payments.  Except as expressly set forth in Section 21.2 and 21.3 hereof, Sublesee shall not be required to pay any additional amount for Sublessee's past or future use of the Systems."

2.       No Other Amendments.  There are no other amendments, modifications, or addenda to the Sublease other than this Amendment.
The Sublease remains in full force, except as amended by this Amendment, and is hereby ratified and reaffirmed.

3.       Conflicts.  If any conflict between this Amendment and the Sublease should arise, the terms of this Amendment shall control.

4.       Counterparts.  This Amendment may be executed in counterparts, each is hereby declared to be an original; all, however, constitute but one and the same agreement.

5.       Effective Date.  This Amendment shall become effective on the date this Amendment is executed by the last of the persons required to bind the parties hereto as set forth opposite their respective signatures below.

         IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Amendment as of the Effective Date.

                                                              "SUBLESSEE":
                                                              uBID, INC.,
                                                              a Delaware corporation

Executed as of this _________ day of _________________, 2001  By:
                                                                   Name:
                                                                   Title:

                                                              By:
                                                                   Name:
                                                                   Title:_______________________

                                                              "SUBLESSOR":
                                                              IdeaMall, Inc., a Delaware corporation,
                                                              formerly known as Creative Computers, Inc. a
                                                              Delaware corporation

                                                              By:
Executed as of this _________ day of _________________, 2001       Name:
                                                                   Title:

                                                              By:
                                                                   Name:
                                                                   Title:_______________________